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Exhibit 10.78

ADDENDA
TO THE INDIVIDUAL LABOR CONTRACT
FOR INDEFINITE TERM

This private document constitutes the Addenda to the Individual Labor Contract for Indefinite Term entered into by and between, of one part and as employer: PETROLÍFERA PETROLEUM DEL PERÚ S.A.C., hereinafter called for the purposes hereof PETROLÍFERA, identified with R.U.C. N° 20510478348, with legal domicile at Calle Antequera Nº 777, Suite 701-C, district of San Isidro, province and department of Lima, a Company recorded at Electronic Card N° 11736860 of the Book of Mercantile Corporations of the Legal Persons Registry of the Lima Registry Bureau, engaged in the prospection, exploration, exploitation, production, commercialization, purchase, sale, exchange, trading, refining and transportation of all types of hydrocarbons, including oil, gas, petroleum condensates and minerals; and also in the exploitation, cutting, detection, boring and drilling of oil wells and any other type of wells, as well as operating in activities related to the hydrocarbon and mining extraction in general; purchase, sale, lease and exploitation of drilling equipment, the spare parts and accessories thereof and entering into any contract, acts and operations related to the hydrocarbon and mining extraction; preparation, processing, industrialization, purchase, sale, importation, exportation and transportation of its own or third parties’ products related to the hydrocarbons, whether liquid, solid or gaseous and minerals; entering into any type of work and/or service contracts related to the foregoing activities. It may also develop activities that constitute its corporate purpose on its own account or together with other persons or entities in the form and way that may be required, and it may participate in joint ventures, association agreements, alliances or representation contracts, in accordance with the provisions of the applicable laws and in general any other activity that its General Shareholders’ Meeting may decide to undertake or perform, with no limitation whatsoever, and it started operations on March 22, 2005; duly represented by its Proxy, Mr. Germán Barrios Fernández-Concha, identified with National identity document N° 08774403, authorized as per power of attorney granted to him as evidenced in the Minutes of Shareholders’ general meeting, dated September 30, 2011; and, of the other part and as worker: Mr. CARLOS MONGES REYES, with Peruvian nationality, identified with D.N.I. N° 07781022, a 55-year old married male, an engineer geologist, domiciled at Domingo de la Presa N° 127, Urbanizacion Valle Hermoso, district of Santiago de Surco, province of Lima and department of Lima, hereinafter called THE OFFICER.

The Addenda is celebrated under the following terms and conditions:

FIRST: Background, Employer and the Worker.-

PETROLÍFERA and THE OFFICER have a labor relation since August 1, 2005, initially agreed for a fixed term and subsequently with the labor contract agreed for an indefinite contract executed on August 1, 2009, hereinafter called THE CONTRACT. THE OFFICER has worked as General Manager during his entire career path in PETROLÍFERA.

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PETROLÍFERA is a company incorporated in Peru under the form of a Closed Company according to the Peruvian laws, which is engaged in the line of business indicated in the introduction hereof.
THE OFFICER is a professional in engineering, who declares to be an engineer geologist, with professional title granted by the National University of San Marcos of the Republic of Peru, and to have vast knowledge and broad experience in the field of his profession, particularly within the hydrocarbon sector, which will enable him to be in the position to fulfill the needs of PETROLÍFERA in order to continue occupying the high office of General Manager, performing the pertinent duties and assuming the responsibilities resulting therefore.

PETROLÍFERA needs to keep having the collaboration of THE OFFICER. Nevertheless, it is necessary to indicate that THE OFFICER will start working as General Manager of GRAN TIERRA ENERGY PERÚ S.R.L. from October 1st 2,011. So, this will mean less time on PETROLIFERA’s licences, being that his labor activities on PETROLÍFERA could decrease; therefore, PETROLÍFERA has proposed to THE OFFICER to modify his salary and benefits in the terms contained in this document.

In view of such considerations, THE OFFICER has agreed with PETROLÍFERA to modify his salary and benefits as established in this document.

SECOND: Agreement of the Parties.-

For the considerations previously stated, PETROLÍFERA and THE OFFICER hereby mutually agree to modify the salary and benefits of the latter and, consequently, both parties agree to modify Clause Fourth of THE CONTRACT that binds them, which shall hereinafter have the following wording:

FOURTH: SALARY.- THE OFFICER shall receive as a consideration for the personal services provided to PETROLÍFERA, from October 1, 2011 and during the term of his labor hiring agreed for an indefinite term, an annual gross income in the amount of S/. 240,000.00 (Two hundred forty thousand and 00/100 Nuevos Soles), amount that includes the monthly gross salary for each of the twelve (12) months of the year as retribution for his personal services, the mandatory bonuses, one in July and the other in December, the amount of the family allowance, in case he is entitled to it according to the provisions of the Law Nº 25129, the social benefit called compensation for time of services (“CTS”) and the other rights and benefits that may result applicable according to Peruvian labor laws. The deductions, contributions, mandatory withholdings and other applicable ones or resulting applicable shall be deducted from this amount.

It is placed on record that the mandatory bonuses, one to be received in July and the other in December, as well as the compensation for time of services that form

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part of the annual gross income of THE OFFICER shall be paid or deposited to the latter in the way and on the time established by law of each matter.

The salary may be increased by decision of PETROLÍFERA, and this will not imply any modification to the terms and conditions of this labor contract agreed for an indefinite term.

THIRTH: Commitment of THE OFFICER.-

THE OFFICER declares that THE OFFICER shall abide by the guidelines given by PETROLÍFERA as to corporate policies, mode and quality of services or others, including those of PETROLÍFERA’s ultimate parent, Gran Tierra Energy Inc., which can be found at www.grantierra.com or may otherwise be provided to THE OFFICER.  THE OFFICER has previously been given copies of and has agreed to comply with the following corporate policies of Gran Tierra Energy Inc.:

1) Code of Business Conduct and Ethics.
2) Foreign Corrupt Practices Act
3) Disclosure
4) Whistle Blower
5) Acceptable Computer Use
6) Information Technology Security
7) Insider Trading

FOURTH: No Change in THE CONTRACT.-

The other clauses of THE CONTRACT binding PETROLIFERA and THE OFFICER shall remain in full force and effect in everything that has not been expressly modified with this Addenda.

FIFTH: Venue and Domiciles-

The contracting parties expressly submit themselves to the venue and competence of the Courts and Jurisdictional Specialized Labor Courts in the City of Lima; therefore in case of any controversy, doubt, discrepancy or claim resulting from the interpretation, enforcement and performance of THE CONTRACT and of this Addenda that could not be settled amicably and in good faith between the parties, they shall be submitted to the venue of such jurisdictional bodies.

To such end, for the purposes of communications and notices between the parties, they indicate as their domiciles the ones appearing in the introduction hereof.

In order that any change of domicile shall be regarded valid, it shall be notified from one party to the other with a prior notice of at least five (05) working days and by notarial means; otherwise, it shall have no effect.

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Executed in the city of Lima in (02) counterparts with the same wording, in sign of their entire consent and satisfaction of the contracting parties, one for PETROLÍFERA and the other for THE OFFICER, on September 30, 2011.

/s/ Germán Barrios                                 /s/ Carlos Monges
PETROLÍFERA                          THE OFFICER

ADENDA
A CONTRATO INDIVIDUAL DE TRABAJO
A DURACION INDETERMINADA

Conste por el presente documento privado la Adenda al Contrato Individual de Trabajo a Duración Indeterminada que celebran, de una parte y como empleadora: PETROLÍFERA PETROLEUM DEL PERÚ S.A.C. a la que en adelante para los efectos de este contrato se le denominará PETROLÍFERA, identificada con R.U.C. N° 20510478348, con domicilio legal en Calle Antequera Nº 777 Oficina 701-C, distrito de San Isidro, provincia y departamento de Lima, Sociedad inscrita en la Partida Electrónica N° 11736860 del Libro de Sociedades Mercantiles del Registro de Personas Jurídicas de la Oficina Registral de Lima, dedicada a las actividades de prospección, exploración, explotación, producción, comercialización, compra, venta, canje, trading, refinación y transporte de todo tipo de hidrocarburos, incluyendo el petróleo, gas, condensados de petróleo y minerales; y asimismo a explotar, catear, detectar, sondear y perforar pozos petrolíferos y de cualquier otra naturaleza, así como también operar en actividades vinculadas a la extracción de hidrocarburos y minera en general; comprar, vender , arrendar y explotar equipos de perforación, sus repuestos y accesorios y celebrar cualquier contrato, actos y operaciones que se vinculen con la extracción de hidrocarburos y minera; elaborar, procesar, industrializar, comprar, vender, importar, exportar y transportar productos propios o de terceros vinculados con los hidrocarburos, sean líquidos, sólidos o gaseosos y minerales; celebrar todo tipo de contratos de obras y/o servicios vinculados a las actividades anteriores; podrá también desarrollar actividades que constituyen su objeto social por cuenta propia o en conjunto con otras personas o entidades societarias del modo y forma que se requiera, pudiendo participar en joint ventures, asociaciones en participación, alianzas o contratos de representación, de conformidad con lo establecido en las leyes aplicables y en general cualquier otra actividad que su Junta General de Accionistas decida emprender o realizar, sin limitaciones de ninguna índole; habiendo dado inicio a su actividad con fecha 22 de marzo de 2005; debidamente representada por su Apoderado, el señor Germán Barrios Fernández-Concha, identificado con D.N.I. N° 08774403, facultado según poder conferido a su favor según consta en el Acta de Junta General de Accionistas de fecha 30 de septiembre de 2011; y, de la otra parte y como trabajador: el señor CARLOS MONGES REYES, de nacionalidad peruana, identificado con D.N.I. N° 07781022, de 55 años de edad, de profesión Ingeniero geólogo, de ocupación empleado, de estado civil casado, con domicilio en Domingo de la Presa N° 127, Urbanización Valle Hermoso, distrito de Santiago de Surco, provincia de Lima y departamento de Lima, a quien en adelante se le denominará EL FUNCIONARIO.

La Adenda se celebra en los términos y bajo las condiciones siguientes:

PRIMERO: De los Antecedentes, del Empleador y del Trabajador.-

PETROLÍFERA y EL FUNCIONARIO mantienen vínculo laboral desde el 1° de agosto de 2005 inicialmente pactado a plazo determinado y posteriormente con contrato de trabajo a plazo indeterminado pactado con fecha 1° de agosto del año 2009, en adelante EL CONTRATO, desempeñándose el segundo durante toda su trayectoria laboral en PETROLÍFERA como Gerente General.

PETROLÍFERA es una empresa constituida en el Perú bajo la modalidad de Sociedad Anónima Cerrada de acuerdo a las leyes peruanas, que se dedica al giro de su negocio indicado en la introducción de este contrato.
Por su parte EL FUNCIONARIO es un profesional en el campo de la ingeniería, quien declara ser de profesión Ingeniero geólogo con título profesional otorgado por la Universidad Nacional Mayor de San Marcos de la República de Perú, y contar con amplios conocimientos y gran experiencia en el campo de su profesión particularmente dentro del sector hidrocarburos que le permiten estar en capacidad de cubrir los requerimientos de PETROLÍFERA para seguir ocupando el cargo de Gerente General, desempeñando las labores que le corresponden al alto cargo que ostenta.

PETROLÍFERA requiere seguir contando con la colaboración de EL FUNCIONARIO, no obstante es preciso indicar que EL FUNCIONARIO comenzará a trabajar como Gerente General de GRAN TIERRA ENERGY PERÚ S.R.L. desde el 1° de octubre de 2011, por lo tanto, esto significará menos tiempo dedicado a las licencias de PETROLÏFERA, siendo que sus actividades laborales en PETROLÍFERA podrían reducirse, razón por la cual PETROLÍFERA ha propuesto a EL FUNCIONARIO modificar su remuneración y beneficios en los términos que se plasman en este documento.

Ante tales consideraciones, EL FUNCIONARIO ha convenido con PETROLÍFERA en modificar su remuneración y beneficios como se establece en este instrumento.

SEGUNDO: Del Acuerdo de Partes.-

Por el presente documento, PETROLÍFERA y EL FUNCIONARIO convienen de mutuo acuerdo por las consideraciones expuestas en modificar la remuneración y beneficios de este último y en consecuencia ambas partes acuerdan modificar la Cláusula Cuarta de EL CONTRATO que las vincula, la misma que tendrá el tenor literal siguiente:

CUARTA: REMUNERACIÓN.- EL FUNCIONARIO percibirá como retribución por los servicios personales que preste a PETROLÍFERA a partir del 1° de octubre de 2,011 y durante la vigencia de su contratación laboral pactada a plazo indeterminado, un ingreso anual bruto ascendente a S/. 240,000.00 (Doscientos Cuarenta Mil y 00/100 Nuevos Soles), importe que comprende la remuneración mensual bruta por cada uno de los doce (12) meses en el año como retribución por sus servicios personales, las gratificaciones de ley, una en el mes de julio y la otra en el mes de diciembre, en cuanto corresponda, el importe de la asignación familiar, en caso tenga derecho a la misma con arreglo a la Ley Nº 25129, el beneficio social denominado compensación por tiempo de servicios (CTS) y los demás derechos y beneficios que le resulten aplicables de conformidad con la legislación laboral peruana; suma de la cual se deducirán los descuentos, aportaciones, retenciones de ley y demás que correspondan o resulten aplicables.

Se deja constancia que las gratificaciones de ley, una a ser percibida en el mes de julio y la otra en el mes de diciembre, así como la compensación por tiempo de servicios, que forman parte del ingreso bruto anual de EL FUNCIONARIO serán abonadas o depositadas a este último en la forma y oportunidad que fija la ley de cada materia.

La remuneración podrá ser incrementada por decisión de PETROLÍFERA sin que ello importe modificación de los términos y condiciones del presente contrato de trabajo pactado a duración indeterminada.

TERCERO: Compromiso de EL FUNCIONARIO.-

Por su parte, EL FUNCIONARIO declara que se someterá a las disposiciones que le imparta PETROLÍFERA en cuanto a políticas de empresa, modalidad y calidad de servicios u otros, incluyendo aquellas de la matriz de PETROLÍFERA, Gran Tierra Energy Inc., las cuales puede encontrar en el link www.grantierra.com o que también pueden ser proporcionadas a EL FUNCIONARIO.  Se le ha hecho entrega a EL FUNCIONARIO de copias de tales documentos y él ha acordado cumplir con las siguientes políticas corporativas de Gran Tierra Energy Inc.:

1)	Código de Conducta y Ética Empresarial.

2)	El Cumplimiento de la Ley de Prácticas Anti-Corrupción del Exterior.

3)	Política de Divulgación.

4)	Política de Información / Denuncia de Actos Ilegales.

5)	Uso Aceptable de Medios Informáticos.

6)	Seguridad de Información Tecnológica.

7)	Política de Abuso de Información Privilegiada.

CUARTO: Inalterabilidad de EL CONTRATO.-

Quedan vigentes e inalterables y con eficacia y vigor plenos las demás cláusulas de EL CONTRATO que vinculan a PETROLÍFERA y EL FUNCIONARIO en todo aquello que no haya sido expresamente modificado con esta Adenda.

QUINTO: De la Competencia Jurisdiccional y de los Domicilios.-

Las partes otorgantes de este documento se someten a la competencia de los Jueces y Salas Jurisdiccionales Especializados de Trabajo de la Ciudad de Lima, motivo por el cual cualquier controversia, duda, discrepancia o reclamación resultante de la interpretación, cumplimiento y ejecución de EL CONTRATO que las vincula y de la presente Adenda, que no pudiese ser resuelta amigablemente y de buena fe entre las mismas, será sometida al fallo de tales órganos jurisdiccionales.

Para efectos de las comunicaciones y notificaciones entre las partes, éstas señalan como sus domicilios los que aparecen en la introducción de esta Adenda.

Cualquier variación de domicilio para que sea reputada como válida, deberá ser comunicada de una parte a la otra con la debida anticipación de cinco (05) días hábiles y por conducto notarial, caso contrario no surtirá efecto alguno.

Suscrita, en la ciudad de Lima, en señal de entera conformidad y a satisfacción de las partes contratantes, en dos (02) ejemplares de un mismo tenor, uno para PETROLÍFERA y el otro para EL FUNCIONARIO, el 30 de septiembre del año 2,011.

/s/ Germán Barrios                                 /s/ Carlos Monges
PETROLÍFERA                         EL FUNCIONARIO